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Exhibit 21

List of Subsidiaries of
Policy Management Systems Corporation

(Jurisdiction of Incorporation)

Policy Management Systems International, Ltd. (Delaware)

Policy Management Corporation (South Carolina)

Policy Management Systems Canada, Ltd. (Canada)

Policy Management Systems Europe, Limited (United Kingdom)

Portsmouth IT Services Limited (United Kingdom)

Policy Management Systems Australia Pty. Limited (Australia)

Policy Management Systems (Barbados), Ltd. (Barbados)

Policy Management Systems (Germany), GmbH (Germany)

CYBERTEK Corporation (Texas)

Policy Management Systems Investment, Inc. (Delaware)

Policy Management Systems Osterreich GmbH (Austria)

Policy Management Systems Norden A.S. (Norway)

Creative Group Holdings Limited (United Kingdom)

Creative Insurance Services Limited (United Kingdom)

Creative Software Development Limited (United Kingdom)

Creative Computer Systems Pty Limited (Australia)

Creative Solutions BV (The Netherlands)

Information Services Holding, Inc. (Delaware)

Software Services Holding, Inc. (Delaware)

Life Software Holding, Inc. (Delaware)

PMSI, L.P. (Also does business as "Medical Correspondence
Services") (Texas Limited Partnership)

Cybertek Solutions, L.P. (Texas Limited Partnership)